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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Loud Technologies, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
May 21, 2004

TO THE SHAREHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of LOUD TECHNOLOGIES INC., a Washington corporation (the "Company"), will be held on Friday, May 21, 2004, at 10:00 a.m., local time, at the offices of the Company, 16220 Wood-Red Road NE, Woodinville, Washington, for the following purposes:

  1.
  To elect three directors to serve a three-year term and until their successors are elected;

  2.
  To elect one director previously appointed by the Board of Directors to complete the remaining years of his three-year term and until his successor is elected; and,

  3.
  To transact such other business as may properly come before the meeting or any postponement or adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only shareholders of record at the close of business on April 5, 2004 are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

        All shareholders are cordially invited to attend the Annual Meeting. However, to assure your representation at the meeting, you are urged to promptly vote and submit your proxy by marking, signing, dating and returning the enclosed proxy in the enclosed postage-prepaid envelope. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                      By Order of the Board of Directors

                      James T. Engen
                       President and Chief Executive Officer

Woodinville, Washington
May 10, 2004

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES AS PROMPTLY AS POSSIBLE BY SIGNING AND RETURNING THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. THIS WILL ENSURE THAT A QUORUM IS REACHED. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF REISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING, AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.

LOUD TECHNOLOGIES INC.
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072
(425) 487-4333

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

  General

        The enclosed proxy is solicited on behalf of the Board of Directors of LOUD Technologies Inc. ("Company") for use at the Annual Meeting of Shareholders to be held on Friday, May 21, 2004, at 10:00 a.m., local time, or at any postponement or adjournment thereof ("Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The Meeting will be held at the offices of the Company, 16220 Wood-Red Road NE, Woodinville, Washington (telephone number (425) 487-4333).

        These proxy solicitation materials will be mailed on or about May 10, 2004, to all shareholders entitled to vote at the Meeting.

  Record Date

        Shareholders of record of the Company's common stock at the close of business on April 5, 2004 are entitled to notice of, and to vote at, the Meeting. On March 31, 2004, 19,608,036 shares of the Company's common stock were issued and outstanding.

  Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation, a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

  Voting

        Holders of shares of common stock are entitled to one vote per share on all matters. A majority of the shares issued and outstanding as of April 5, 2004, must be present in person or represented by proxy at the Meeting for the transaction of business. Nominees for election of directors are elected by plurality vote of all votes cast at the Meeting. Abstentions and broker non-votes (i.e., shares held by brokers that are present but not voted because the brokers were prohibited from exercising authority) are counted for purposes of determining whether a quorum exists at the Meeting. Abstentions and broker non-votes are not counted and have no effect in determining whether a plurality exists with respect to a given nominee, but do have the effect of a "no" vote in determining whether other proposals are approved.

  Solicitation

        The Company bears the cost of soliciting proxies. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and employees of the Company who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in that connection.

  Deadline for Receipt of Shareholder Proposals for 2005 Annual Meeting

        Proposals of shareholders that are intended to be presented by such shareholders at the Company's 2005 Annual Meeting must be received by the Company no later than December 20, 2004 in order that such proposals may be included in the proxy statement and form of proxy relating to that meeting.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

        The Company's bylaws provide that the Company shall have no more than ten directors, with the exact number set by the Board of Directors. The size of the Board of Directors is currently set at ten directors.

        The Board of Directors acts as a nominating committee for selecting nominees for election as directors. The directors of the Company are divided into three classes. One class of directors is elected each year, and the members of such class hold office for a three-year term and until their successors are duly elected and qualified or until their death, resignation or removal from office. Class 1 consists of James T. Engen, Jon W. Gacek and R. Lynn Skillen, whose terms will expire at the 2005 Annual Meeting of Shareholders. Class 2 consists of Marc J. Leder, Rodger R. Krouse, C. Deryl Couch and T. Scott King. Messrs. Leder, Krouse and Couch's terms will expire at the 2006 Annual Meeting of Shareholders and Mr. King's term will expire at the Meeting as explained below. Class 3 consists of C. Daryl Hollis, George R. Rea and Clarence E. Terry, whose terms will expire at the Meeting.

        At the Meeting, three Class 3 directors will be elected to serve three-year terms until the 2007 Annual Meeting and one Class 2 director will be elected to serve a two-year term until the 2006 Annual Meeting. The nominees for Class 3 directors are C. Daryl Hollis, George R. Rea and Clarence E. Terry. The nominee for Class 2 director is T. Scott King. Mr. King was appointed by the Board of Directors in March, 2004, to fill a vacancy that was created by the resignation of Kevin J. Calhoun. Under the Washington Business Corporations Act as codified under RCW 23B.08.050, the term of a director elected to fill a vacancy expires at the next shareholders' meeting at which directors are elected. Accordingly, Mr. King is up for election as a Class 2 director to serve until the 2006 Annual Meeting and until his successor is elected and qualified.

        C. Daryl Hollis, George R. Rea, Clarence E. Terry and T. Scott King are collectively referred to as "the Nominees." The Board of Directors recommends a vote FOR the Nominees. The persons named on the enclosed proxy (the proxy holders) will vote for election of the Nominees unless you have withheld authority for them to do so on your proxy card. If the Nominees are unable or decline for good cause to serve as a director at the time of the Meeting, the proxies will be voted for any nominee named by the current Board of Directors to fill the vacancy. As of the date of this Proxy Statement, the Board of Directors is not aware that a Nominee is unable and/or will decline to serve as a director. There is no cumulative voting for election of directors.

DIRECTORS, NOMINEES, EXECUTIVE OFFICERS
AND KEY EMPLOYEES

        The Company's directors, including the Nominees, executive officers and key employees, are as follows:

Name	Age	Position
Nominees:
C. Daryl Hollis(1)	59	Director (Class 3)
T. Scott King	52	Director (Class 2) and Vice President
George R. Rea(1)	65	Director (Class 3)
Clarence E. Terry(2)	57	Director (Class 3) and Vice President
Continuing Directors:
C. Deryl Couch	42	Director (Class 2), Vice President and Assistant Secretary
James T. Engen	42	Director (Class 1), President and Chief Executive Officer
Jon W. Gacek(1)	42	Director (Class 1)
Rodger R. Krouse	42	Director (Class 2) and Vice President
Marc J. Leder	42	Director (Class 2), Chairman and Vice President
R. Lynn Skillen(2)	48	Director (Class 1) and Vice President
Other Executive Officers and Key Employees:
Timothy P. O'Neil	42	Chief Financial Officer, Vice President, Treasurer and Secretary
Kenneth P. Berger	47	Senior Vice President Marketing
Frank J. Loyko, Jr.	50	Senior Vice President Sales

(1)
Member of the Audit Committee

(2)
Member of the Compensation and Options Committee

Nominees

        C. Daryl Hollis was appointed as a director in April 2003. Mr. Hollis has been an independent business consultant since 1998. From 1996 to 1998, Mr. Hollis served as Executive Vice President and Chief Financial Officer of The Panda Project, Inc., a technology company. Mr. Hollis is also a director of Northland Cranberries, Inc. and Catalina Lighting, Inc.

        T. Scott King, was appointed as a director and Vice President in March 2004. Mr. King has served as Managing Director of Sun Capital Partners, Inc. since June 2003, and has more than 25 years of operating experience in the consumer, industrial and municipal marketplace. Prior to joining Sun Capital, Mr. King was CEO of Waterlink, Inc., and previously was President of the Consumer Division for The Sherwin Williams Company. Mr. King is also a director of Northland Cranberries, Inc., One Price Clothing Stores, Inc. and a number of private companies.

        George R. Rea, was appointed as a director in May 2003. Mr. Rea has held various senior management positions in several high technology companies, retiring as Executive Vice President of Conner Peripherals, Inc., a designer and manufacturer of computer storage products, in 1994. Since retiring, Mr. Rea has served as a consultant and director of Imaging Technologies Inc., a manufacturer of high speed ink jet printing systems, Spacetec IMC, a manufacturer of computer input controllers for 3-D applications, and Labtec Inc., a manufacturer of speakers and microphones for computer applications. Mr. Rea is also a director of Northland Cranberries, Inc. and Catalina Lighting, Inc.

        Clarence E. ("Bud") Terry, was appointed as a director and Vice President in February 2003. Mr. Terry has served as Managing Director of Sun Capital Partners, Inc. since September 1999, and has more than 30 years of operating experience. Prior to joining Sun Capital, Mr. Terry served as Vice President at Rain Bird Sprinkler Manufacturing, Inc., the largest manufacturer of irrigation products in the world. Mr. Terry has been responsible for all areas of operations, including manufacturing, foreign sourcing, sales and marketing, and general management. Mr. Terry has served as Chief Executive Officer on an interim basis for several of Sun Capital's portfolio companies. Mr. Terry is also a director of Northland Cranberries, Inc., Catalina Lighting, Inc., One Price Clothing Stores, Inc., SAN Holdings, Inc., and a number of private companies.

Continuing Directors

        C. Deryl Couch was appointed Vice President and Assistant Secretary in February 2003, and as a director in April 2003. Mr. Couch has served as Senior Vice President and General Counsel of Sun Capital Partners, Inc. since May 2000, and has more than 17 years experience in mergers and acquisitions, general corporate, securities and tax law matters. Prior to joining Sun Capital, Mr. Couch was Deputy General Counsel of a NYSE specialty finance company from June 1998 to May 2000, and a partner of Greenberg Traurig Hoffman Lipoff Rosen & Quentel, P.A., a full-service law firm, from 1995 to June 1998. Mr. Couch is also a director of Catalina Lighting, Inc., One Price Clothing Stores, Inc., and a number of private companies.

        James T. Engen was appointed President, Chief Executive Officer, and a director in November 2000. Prior to such appointment, Mr. Engen served as the Company's Chief Operating Officer. From 1998 to 1999, Mr. Engen oversaw the European operations of the Company. From 1997 to 1998, Mr. Engen was a Senior Vice President of Price Waterhouse, a public accounting firm (now PricewaterhouseCoopers LLP), specializing in the restructuring and refinancing of companies. Prior to joining Price Waterhouse, Mr. Engen's background included being the executive producer of a mini-series, which was sold to ESPN, and the producer/publisher of other sports-related productions. Mr. Engen has several years of experience as a chartered accountant for Price Waterhouse, and five years as a freelance sound consultant specializing in the design and equalization of large sound systems in stadiums, arenas, and convention centers. Mr. Engen holds the professional designation of Chartered Accountant, granted by the Institute of Chartered Accountants of British Columbia.

        Jon W. Gacek was appointed director of the Company in September 2002. Mr. Gacek is Chief Financial Officer of Advanced Digital Information Corp. in Redmond, Washington, a designer and manufacturer of automated high performance data storage hardware and software products used to backup and archive electronic data in client/server network computing environments. Prior to joining ADIC in 1999, he was a partner at PricewaterhouseCoopers LLP in charge of the office technology practice in Seattle, Washington. While at PricewaterhouseCoopers, Mr. Gacek assisted private equity investment firms in a number of merger, acquisition, leveraged buyout and other transactions. He holds a B.A. in Accounting from Western Washington University.

        Rodger R. Krouse, was appointed as a director and Vice President in February 2003. Mr. Krouse is the co-founder and Managing Director of Sun Capital Partners, Inc., and has been engaged in leveraged buyouts and investment banking for more than 19 years. Prior to co-founding Sun Capital in 1995, Mr. Krouse served as a Senior Vice President of Lehman Brothers, an investment banking firm in New York. Mr. Krouse is also a director of Northland Cranberries, Inc., Catalina Lighting, Inc., One Price Clothing Stores, Inc., SAN Holdings, Inc., and a number of private companies.

        Marc J. Leder, was appointed as a director, Chairman, and Vice President in February 2003. Mr. Leder is the co-founder and Managing Director of Sun Capital Partners, Inc., and has been engaged in leveraged buyouts and investment banking for more than 17 years. Prior to co-founding Sun Capital in 1995, Mr. Leder served as a Senior Vice President of Lehman Brothers, an investment banking firm in New York. Mr. Leder is also a director of Northland Cranberries, Inc., Catalina Lighting, Inc., One Price Clothing Stores, Inc., SAN Holdings, Inc., and a number of private companies.

        R. Lynn Skillen was appointed Vice President in February 2003 and as a director in April 2003. Mr. Skillen has served as Vice President of Sun Capital Partners, Inc. since November 2002, and has more than 26 years of experience in finance and operations. Prior to joining Sun Capital, Mr. Skillen served as Chief Financial Officer of two Sun Capital portfolio companies, Catalina Lighting, Inc. and Celebrity, Inc. He also served as Vice President-Finance of Dollar Car Rental from September 1997 to March 1998 and as Chief Financial Officer of Snappy Car Rental, Inc. from October 1994 to September 1997. Prior to 1994, Mr. Skillen spent 16 years at Safelite Auto Glass, serving in several finance and operations management positions. Mr. Skillen is also a director of Catalina Lighting, Inc., One Price Clothing Stores, Inc., and a number of private companies.

Other Executive Officers and Key Employees

        Timothy P. O'Neil was appointed Chief Financial Officer, Vice President, Secretary and Treasurer in July 2003. From January 1999 to June 2003 Mr. O'Neil was employed by Trendwest Resorts, Inc., serving as EVP and Chief Financial Officer. Trendwest was a publicly traded company on the NASDAQ Stock Market until Cendant Corporation acquired it in April 2002. From 1988 to 1998, Mr. O'Neil worked for Bank One Corporation where he served in various capacities in the Corporate Banking Department.

        Kenneth Berger was appointed Senior Vice President Marketing in January 2003. Mr. Berger has more than 25 years of marketing and business development experience in the professional audio industry. Most recently, Mr. Berger was the founder and CEO at Pro Sound Web, the largest online community for professional audio, lighting, and entertainment technologies. Prior to that, Mr. Berger was co-founder and president of Eastern Acoustic Works, Inc. ("EAW"), a recognized leader in the development of high-performance loudspeaker systems for concert touring and fixed installations. EAW was acquired by the Company in April 2000.

        Frank J. Loyko, Jr. was appointed Senior Vice President Sales in February 2003. Mr. Loyko previously served as Senior Vice President of Sales, U.S. and prior to that was Vice President of Sales at Eastern Acoustic Works, Inc. Mr. Loyko was an employee of EAW for 21 years. EAW was acquired by the Company in April 2000.

ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

  Board Meetings

        The Board of Directors of the Company held a total of twelve meetings during 2003. No director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board of Directors; and (2) the total number of meetings of all committees of the Board of Directors on which such director served (during the period he served).

  Committees

        The Company is a "controlled company" as defined in Rule 4350(c)(5) of the NASDAQ Marketplace Rules because more than 50% of its voting power is held by Sun Mackie, LLC and its affiliates. Please see "Beneficial Ownership of Principal Shareholders, Directors and Management" below. As a "controlled company," the Company is exempt from the requirements of Rule 4350(c) with respect to the Company having a majority of independent directors on the Board of Directors, the compensation and nominating committees being composed solely of independent directors, the compensation of the executive officers being determined by a majority of the independent directors or a compensation committee composed solely of independent directors, and director nominees being selected or recommended for the Board's selection, either by a majority of the independent directors, or a nominating committee composed solely of independent directors.

        The Company's Board of Directors currently has two standing committees: an Audit Committee and a Compensation and Options Committee.

        The Audit Committee (1) reviews any non-audit services our independent accountants perform and considering the effect, if any, this may have on their independence, (2) recommends engagement of the Company's independent certified public accountants, (3) reviews the scope of the audit, (4) considers comments made by the independent certified public accountants with respect to accounting procedures and internal controls and the consideration given thereto by management, and (5) reviews internal accounting procedures and controls with the Company's financial and accounting staff. The Audit Committee, which currently consists of Messrs. Gacek (Chair), Hollis and Rea, held six meetings in 2003.

        The Compensation and Options Committee (1) reviews executive compensation and establishes executive compensation levels, and (2) administers the Company's 2003 Stock Option Plan ("2003 Option Plan") and the Company's Third Amended and Restated 1995 Stock Option Plan ("1995 Option Plan"). The Compensation and Options Committee, which currently consists of Messrs. Terry (Chair) and Skillen, held one meeting in 2003.

        The Company does not have a standing nominating committee at this time. As a controlled company, the NASDAQ Marketplace Rules do not require us to have a standing nominating committee and the Board believes that it is not necessary or appropriate to have such a committee. Nominations of directors are made by our full Board. While the Board will consider nominees recommended by shareholders, it has not actively solicited recommendations from shareholders. Nominations by shareholders should be submitted to the Secretary of the Company and must comply with certain procedural and informational requirements set forth in the Company's Bylaws. Please see "Deadline for Receipt of Shareholder Proposals for 2005 Annual Meeting" above.

  Director Compensation

        The Company does not pay any cash compensation for serving as a director of the Company. The Company reimburses travel and lodging expenses incurred in connection with attending meetings of the Board and its committees. Each newly appointed director who is not an employee of the Company ("Outside Director") is entitled to receive 15,000 non-qualified stock options pursuant to the terms of the Company's 2003 Option Plan. In addition, each director is entitled to receive an annual grant of 4,000 non-qualified stock options pursuant to the terms of the 2003 Option Plan in recognition of his or her service on the Board during the preceding year; no director, however, who was otherwise awarded options for service on the Board during the same fiscal year would be eligible to receive such an award.

  Code of Ethics

        The Company has adopted a code of ethics (the "Code") that applies to all directors and officers. The Code is reasonably designed to deter wrongdoing and promote (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents filed with, or submitted to, the Securities and Exchange Commission and in other public communications made by the Company, (iii)  compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code to appropriate persons identified in the Code, and (v) accountability for adherence to the Code. A copy of the Code is attached as Appendix A and is also available on the Company's website referenced below.

EXECUTIVE COMPENSATION

        The following table sets forth certain information concerning the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers (collectively, the "Named Executives") during the year ended December 31, 2003.

SUMMARY COMPENSATION TABLE

	Annual Compensation						Long-Term Compensation Awards
Name and Principal Position						Other Annual Compensation	Restricted Stock Award(s)		Shares Underlying Options	All Other Compensation(1)
	Year	Salary		Bonus
James T. Engen President, Chief Executive Officer and Director	2001 2002 2003	$227,683 325,000 325,000	(3)	$4,413 — —	(2)	— — —	— — 19,550	(4)	65,000 — 404,000	$10,121 5,670 110,703	(4)
Timothy P. O'Neil, Chief Financial Officer, Vice President, Treasurer and Secretary	2001 2002 2003	— — 103,647	(5)	— — 25,000	(6)	— — —	— — —		— — 160,000	— — 5,011
Frank J. Loyko, Jr., Senior Vice President Sales	2001 2002 2003	150,000 150,000 150,000		100,000 100,000 100,000		— — —	— — —		8,000 1,500 180,000	13,705 79,422 9,098	(7)
Kenneth P. Berger, Senior Vice President Marketing	2001 2002 2003	— — 166,250		— — —		— — —	— — —		— — 170,000	— — 18,931	(7)
William A. Garrard, (Former) Chief Financial Officer, Vice President Finance, Treasurer and Secretary	2001 2002 2003	210,900 202,350 92,744	(8)	4,082 — —		— — —	— — —		50,000 — —	2,364 9,697 136,196	(9)

(1)
Consists of payments made by the Company for the Named Executive for matching contributions under its 401(k) profit sharing plan, the EAW Executive Deferred Compensation Plan, term life insurance and disability insurance premiums and/or health insurance premiums.

(2)
Includes a bonus of $2,450 earned in 2001, but paid in 2002.

(3)
Includes retroactive salary adjustment of $106,500 paid in 2003.

(4)
Includes a payment of $101,660 and 19,550 shares from the Retention Fund.

(5)
This payment is for a partial year, Mr. O'Neil joined the Company in July 2003.

(6)
Consists of a bonus earned in 2003, but paid in 2004.

(7)
Includes moving expenses of $67,720 for Mr. Loyko and $13,854 for Mr. Berger.

(8)
This payment is for a partial year, Mr. Garrard served as CFO of the Company through June 12, 2003.

(9)
Includes payments of $109,606 in severance and $18,918 in accrued vacation paid at separation.

COMPENSATION AND OPTIONS COMMITTEE REPORT ON EXECUTIVE COMPENSATION*

  Executive Compensation Philosophy

        The Compensation and Options Committee of the Board of Directors is responsible for setting and administering the policies and programs that govern compensation for the executive officers of the Company. The Compensation and Options Committee also administers the Company's 2003 and 1995 Option Plans. The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between compensation and corporate performance, while at the same time attracting, motivating and retaining executive officers.

*
The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

        The key components of the Company's compensation program are base salary and cash bonuses, as well as potential long-term compensation through stock options. These components are administered with the goal of providing total compensation that is competitive in the marketplace, rewards successful financial performance and aligns executive officers' interests with those of stockholders. The Compensation and Options Committee reviews executive compensation on an annual basis, or more often if necessary, and determines, subject to the Board's approval, base salary and cash bonuses for executive officers. The Compensation and Options Committee also makes all decisions with respect to stock option grants.

  Management Incentive Plan

        The Compensation and Options Committee believes that a significant proportion of total cash compensation for executive officers should be a function of the Company's performance. This approach creates a direct incentive for executive officers to achieve desired performance goals and places a significant percentage of each executive officer's compensation at risk. Consequently, the Compensation and Options Committee has established and administers the Company's Management Incentive Plan (the "Management Incentive Plan"), a bonus program based on the Company's achievement of certain earnings criteria that is available to executive officers and key employees the Committee designates from time to time. Each participant is entitled to receive a percentage of a bonus pool, with the amount and timing of the pool and each individual's percentage participation established by the Compensation and Options Committee. The Management Incentive Plan shall continue until terminated by the Board of Directors.

        For 2003, the Compensation and Options Committee set an annual bonus pool based on an adjusted EBITDA calculation of the Company's actual results from operations. No bonuses were paid to executive officers of the Company from this bonus pool in 2003.

        For 2004, the Compensation and Options Committee has adopted a plan that provides for annual bonuses payable once predetermined minimum earnings levels are achieved by the Company.

  Equity Participation

        The Company uses stock options granted under its 2003 Option Plan both to reward past performance and to motivate future performance, especially long-term performance. The Compensation and Options Committee believes that through the use of stock options, executive interests are directly tied to enhancing shareholder value. Stock options under the 2003 Option Plan have a term of 10 years and generally vest 20% per year, beginning on the first anniversary date of the grant. Under the 2003 Option Plan, a maximum of 1,728,000 shares of the Company's common stock may be issued.

        The stock options provide value to the recipients only when the market price of the Company's common stock increases above the option grant price and only as the options vest and become exercisable. While option grants are made by the Board of Directors, the Compensation and Options Committee considers these grants in making its cash compensation decisions.

  Equity Compensation Plan Information

        The following table provides certain information about the Company's equity compensation plans in effect as of the end of fiscal year 2003.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a) (c)
Equity Compensation Plans Approved by Shareholders(1)	3,003,563	$4.62	2,849,089
Equity Compensation Plans Not Approved by Shareholders(2)	1,080,000	1.05	648,000
Total	4,083,563	$3.67	3,497,089

(1)
Consists of the Mackie Designs Inc. Third Amended and Restated 1995 Stock Option Plan.

(2)
Consists of the Mackie Designs Inc. 2003 Stock Option Plan.

  Compensation of Chief Executive Officer

        The Chief Executive Officer's compensation is set using the Compensation Committee's general philosophy as described above and consequently is subject in large part to the Company's performance. In 2003, the salary for Mr. Engen was set at $325,000.

  Executive Retention Plan

        During 2002, the Company sought opportunities for additional funding for the Company through the sale of shares of the Company and/or portions of its business. In order to encourage senior executives to remain with the Company through a change in control, the Board adopted the Strategic Executive Retention Plan ("Retention Plan") in April 2002. In connection with the equity investment made by Sun Mackie, LLC, an affiliate of Sun Capital Partners, Inc., a private investment firm, the Board revised the Retention Plan in December 2002. The Retention Plan, as revised, provided generally for:

  •
  the payment of cash and shares of the Company, in varying amounts, payable to certain executive officers who remain employed with the Company for a period of one hundred eighty (180) days following the closing of the transaction with Sun Mackie ("Retention Period"); and

  •
  six (6) months salary as severance pay to those certain executive officers in the event they are terminated for reasons other than Cause, as defined in the Plan, following the closing of the transaction with Sun Mackie or a Change in Control, as defined in the Plan.

        At the end of the Retention Period, payments of $144,820 were made and 27,850 shares of common stock of the Company were issued pursuant to the Plan.

  Deductibility of Executive Compensation

        The Compensation and Options Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and the four other most highly compensated executive officers, unless such compensation meets certain exceptions to the general rule. Compensation paid by the Company to each of its executive officers in 2002 was below $1 million, and therefore Section 162(m) did not affect the tax deductions available to the Company. The Committee will continue to monitor the applicability of the section to the Company's compensation programs and will determine at a later date what actions, if any, the Company should take to qualify for available tax deductions.

                      COMPENSATION AND OPTIONS COMMITTEE
                      Clarence E. Terry (Chair)
                      R. Lynn Skillen

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        Messrs. Raymond B. Ferguson, Paul Gallo, Gregory Riker and Kenneth Williams served on the Compensation and Options Committee during part of 2003. Messrs. Ferguson, Gallo and Williams were directors of the Company and Mackie Designs Manufacturing, Inc. (now known as Mackie Designs Inc.) until February 2003. Mr. Riker was a director of the Company and Mackie Designs Manufacturing, Inc. (now known as Mackie Designs Inc.) until May 2003 and Chairman of the Board of Directors of the Company until February 2003.

        Messrs. Marc J. Leder, Rodger R. Krouse, Clarence E. Terry and R. Lynn Skillen also served on the Compensation and Options Committee during part of 2003. In February 2003, Messrs. Leder and Krouse were appointed as directors and officers, and Messrs. Terry and Skillen were appointed as officers, of the following subsidiaries: Mackie Designs Manufacturing, Inc. (now known as Mackie Designs Inc.), Mackie Industrial Inc., Mackie Investment Co., Blackstone Technologies, Inc. and SIA Software Company, Inc. Mackie Industrial Inc., Mackie Investment Co., and Blackstone Technologies, Inc. were dissolved in 2003.

AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE*

        The current members of the Audit Committee are Messrs. Gacek (Chair), Hollis and Rea, all of whom (i) are independent directors, as defined in Rule 4200(a)(15) of the NASDAQ Marketplace Rules and (ii) meet the criteria for independence set forth in Rule 10A-3(b)(1) under the Exchange Act. The Board has determined that all three members of the Audit Committee satisfy the financial literacy requirements of the NASDAQ Marketplace Rules and Mr. Gacek qualifies as the "audit committee financial expert" as defined by the rules of the Securities and Exchange Commission. In March 2004, the Audit Committee adopted a revised written charter, a copy of which was attached as Appendix B.

*
The report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

        As part of fulfilling its duties under that charter, the Audit Committee has reviewed and discussed the audited financial statements with the Company's management and has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent auditors their independence. Based on their review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report of Form 10-K for the fiscal year ending December 31, 2003.

                      AUDIT COMMITTEE
                      Jon W. Gacek (Chair)
                      C. Daryl Hollis
                      George R. Rea

INDEPENDENT PUBLIC ACCOUNTANTS

        KPMG LLP was the independent auditor for the Company for the year ended December 31, 2003. The Audit Committee is in the process of selecting the independent auditor for the Company for 2004 and has not currently made its selection yet. Representatives of KPMG LLP are expected to attend the 2004 Annual Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

  Fees.

        The fees billed for professional services rendered by KPMG LLP for the fiscal years 2002 and 2003 were as follows:

	2003	2002
Audit Fees	$386,900	$383,220
Tax Fees	$390,879	$498,500

        There were no other audit-related or other fees billed by KPMG LLP for the fiscalyears 2003 and 2002.

        The Audit Committee has considered whether the provision of non-audit services by KPMG LLP is compatible with maintaining the independence of KPMG LLP and has determined that it is.

  Pre-Approval Policy.

        The Audit Committee has established policies on the pre-approval of audit and other services that the independent auditor may perform for the Company. The Committee must pre-approve the annual audit fees payable to the independent auditor on an annual basis. The Committee must also approve on a case-by-case basis their engagement for any other work to be performed for the Company that is not an integral component of the audit services as well as the compensation payable to the independent auditor therefore.

BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Company's common stock as of March 31, 2004, by (1) persons who are known by the Company to own beneficially more than 5% of the Company's outstanding common stock; (2) the Company's Chief Executive Officer and the four most highly compensated executive officers; (3) the directors; and (4) the directors and executive officers as a group. On March 31, 2004, there were 19,608,036 shares of common stock outstanding.

Names	Amount and Nature of Beneficial Ownership of Common Shares as of March 31, 2004(1)		Percent of Class
Sun Mackie, LLC, Sun Capital Partners II, LP, Sun Capital Partners III, LP, Sun Capital Advisors II, LP, Sun Capital Advisors III, LP, Sun Capital Partners III QP, LP, Sun Capital Partners, LLC and Sun Capital Partners III, LLC	15,570,480	(2)	79.4%
Marc J. Leder	15,570,480	(2)(3)	79.4%
Rodger R. Krouse	15,570,480	(2)(3)	79.4%
David M. Tully	1,506,725	(4)	7.7%
James T. Engen	305,800	(5)	1.6%
Frank J. Loyko, Jr.	56,083	(6)	*
Kenneth P. Berger	1,000		*
All current directors and executive officers as a group (thirteen persons)	362,883	(7)	1.9%

*
Less than 1%.

(1)
A person is deemed to be the beneficial owner of securities if he or she has or shares the power to vote them or to direct their investment or has the right to acquire beneficial ownership of such securities within 60 days through the exercise of any option, warrant, or right of conversion of a security or otherwise.

(2)
These shares consist of (i) 14,124,127 shares held directly by Sun Mackie; (ii) 1,179,429 shares that are issuable to Sun Mackie upon exercise of warrants, which are currently exercisable; (iii) 246,353 shares held by certain parties to a Shareholders' Agreement, dated as of February 21, 2003, by and among the Company, Sun Mackie and the other parties thereto, with respect to which Sun Mackie has sole voting power; and (iv) 20,571 shares that are issuable upon exercise of warrants, which are currently exercisable, to certain parties to a Shareholders' Agreement, dated as of February 21, 2003, by and among the Company, Sun Mackie and the other parties thereto, with respect to which Sun Mackie has sole voting power. Sun Capital Partners, LLC, a Delaware limited liability company ("Sun Partners LLC") is the general partner of Sun Capital Advisors II, LP, a Delaware limited partnership ("Sun Advisors II"), which in turn is the general partner of Sun Capital Partners II, LP, a Delaware limited partnership ("Sun Partners II LP"). Sun Capital Partners III, LLC, a Delaware limited liability company ("Sun Partners III LLC") is the general and managing partner of Sun Capital Advisors III, LP, a Delaware limited partnership ("Sun Advisors III"), which in turn is the general partner of Sun Capital Partners III, LP, a Delaware limited partnership ("Sun Partners III LP") and Sun Capital Partners III QP, LP, a Delaware limited partnership ("Sun Partners III QP, LP"). Together, Sun Partners II, LP, Sun Partners III, LP and Sun Partners III QP, LP own all of the membership interests in Sun Mackie. As a result, Sun Partners LLC, Sun Partners III, LLC, Sun Advisors II, Sun Advisors III, Sun Partners II LP, Sun Partners III LP and Sun Partners III QP LP may be deemed to have indirect beneficial ownership of the 15,570,480 shares of Common Stock owned directly by Sun Mackie. Sun Mackie's business address is 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

(3)
Marc J. Leder and Rodger R. Krouse each currently serve as a director of the Company. Mr. Leder and Mr. Krouse each own 50% of the membership interests in Sun Capital Partners, LLC and 50% of the membership interests in Sun Capital Partners III, LLC. As a result, Mr. Leder and Mr. Krouse may be deemed to have indirect beneficial ownership of the 15,570,480 shares of Common Stock owned directly by Sun Mackie. Mr. Leder and Mr. Krouse' business address is 5200 Town Center Circle, Suite 470, Boca Raton, FL 33486.

(4)
Includes 101,725 shares held by two trusts for the benefit of Mr. Tully's children. Mr. Tully serves as trustee of both of these trusts. Mr. Tully's business address is: 881 S Undermountain Rd., Sheffield, MA 01257. Includes options to purchase 5,000 shares.

(5)
Includes options to purchase 286,250 shares of the Company stock exercisable within 60 days of March 31, 2004.

(6)
Consists of options to purchase 56,083 shares of the Company stock exercisable within 60 days of March 31, 2004.

(7)
Includes options to purchase 342,333 shares of the Company stock exercisable within 60 days of March 31, 2004.

STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        The following table provides information with respect to the Named Executives concerning the grants of options during 2003. No SARS were granted during 2003.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
	Individual Grants
		Percent of Total Options Granted to Employees in Fiscal Year
Name	Number of Shares Underlying Options Granted		Exercise Price Per Share	Expiration Date
					5%	10%	0%
James T. Engen	400,000	32.0%	$1.04	07/24/2013	$261,620	$662,996	—
James T. Engen	4,000	0.3%	1.35	09/02/2013	3,396	8,606	—
Timothy P. O'Neil	160,000	12.8%	1.04	07/24/2013	104,648	265,198	—
Frank J. Loyko, Jr.	180,000	14.4%	1.04	07/24/2013	117,729	298,348	—
Kenneth P. Berger	170,000	13.6%	1.04	07/24/2013	111,118	281,773	—

(1)
The potential realizable value is calculated based upon the term of the option at its time of grant (10 years) and is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated price. The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimates or projection of the future common stock price. The 0% column represents the value of options at market price as of the grant date for options with an exercise price below the market price. There can be no assurance that the common stock will appreciate at any particular rate or at all in future years.

        The following table provides information with respect to the Named Executives concerning the exercise of options during 2003 and unexercised options held as of December 31, 2003.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

			Number of Shares Underlying Unexercised Options at FY-End		Value of Unexercised In-the-Money Options at FY-End(1)
Name	Shares Acquired on Exercise	Value Realized
			Exercisable	Unexercisable	Exercisable	Unexercisable
James T. Engen	—	—	270,000	449,000	—	$394,680
Timothy P. O'Neil	—	—	—	160,000	—	156,800
Frank J. Loyko, Jr.	—	—	—	180,000	—	176,400
Kenneth P. Berger	—	—	—	170,000	—	166,600

(1)
Amounts reflected are based upon the market value of the common stock as of December 31, 2003 ($2.02) minus the applicable exercise price, multiplied by the number of shares underlying the options.

CERTAIN TRANSACTIONS

        In December 1994, the Company entered into a lease with Mackie Holdings, L.L.C. ("Mackie Holdings") that expires December 31, 2004 for office and manufacturing facilities. Mackie Holdings is a limited liability company beneficially owned by Gregory C. Mackie, C. Marcus Sorenson and his wife, Judith B. Sorenson, and David M. Tully. Messrs. Mackie, Sorenson and Tully are all former directors and former ten percent shareholders of the Company. In December 2001, the Company extended the term of the lease for an additional two-year period ending December 31, 2006. The monthly rent under this lease is $56,613, adjusted annually for changes in the consumer price index. Monthly rent expense as of December 31, 2003 was $68,000. Taxes, insurance, utilities and maintenance are the responsibility of the Company. During 2003, Mackie Holdings was paid a total of $817,000 pursuant to this lease. The Company believes that the lease is on terms at least as favorable to the Company as might have been obtained from unaffiliated parties.

        In October 1999, the Company executed a loan with James T. Engen in the amount of $250,000 for relocation expenses in connection with his appointment as Chief Operating Officer. The loan is a non-interest bearing loan and must be repaid upon the earlier of October 31, 2004 or Mr. Engen's termination from the Company. As of December 31, 2003, the principal balance on this loan was $134,000.

        As part of the equity investment made by Sun Mackie, the Company entered into a Management Services Agreement with Sun Capital Partners Management, LLC ("Sun Capital Partners Management"). Pursuant to this agreement, the Company paid Sun Capital Partners Management a fee of $820,000 in consideration of certain services Sun Capital Partners Management rendered to the Company in connection with structuring and negotiating of the equity investment made by Sun Mackie. Also, under this agreement the Company will receive financial and management consulting services from Sun Capital Partners Management, and obtain the benefit of the experience of Sun Capital Partners Management in business and financial management in exchange for an annual fee (which is to be paid in quarterly installments) equal to the greater of $400,000 or 6% of the Company's EBITDA (as defined therein), provided that the fee will not exceed $1 million a year unless approved by a majority of our directors who are not affiliates of Sun Capital Partners Management. This Management Services Agreement terminates on February 21, 2010. In addition, the Company paid the legal and other expenses incurred by Sun Mackie in connection with its equity investment in February 2003 in an aggregate amount of approximately $350,000.

        Sun Mackie is owned by Sun Capital Partners II, LP, Sun Capital Partners III, LP and Sun Capital Partners III QP, LP. The general partner of Sun Capital Partners II, LP is Sun Capital Advisors II, LP. The general partner of Sun Capital Partners III, LP and Sun Capital Partners III QP, LP is Sun Capital Advisors III, LP. The general partner of Sun Capital Advisors II, LP is Sun Capital Partners, LLC. The general partner of Sun Capital Advisors III, LP is Sun Capital Partners III, LLC. The limited partners of Sun Capital Advisors II, LP and Sun Capital Advisors III, LP, include, among others, Marc J. Leder, Rodger R. Krouse, Clarence E. Terry, Kevin J. Calhoun, C. Deryl Couch, R. Lynn Skillen and David Kreilein, each of whom serves or served as a director of the Company in 2003. In addition, Messrs. Leder and Krouse each own 50% of the membership interests in Sun Capital Partners, LLC and Sun Capital Partners III, LLC. Messrs. Leder and Krouse are also co-Chief Executive Officers of Sun Mackie. Sun Capital Partners Management, LLC is wholly owned by Sun Capital Advisors II, LP.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total shareholder return for the Company's stock at December 31, 2003 since December 31, 1998 to the cumulative return over such period of (1) the Total Return Index of the NASDAQ Stock Market-US and (2) the Total Return Index of the NASDAQ Stock Market-Electronic Components. The graph assumes that on December 31, 1998, $100 was invested in the common stock of the Company and in each of the comparative indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

        Under the securities laws of the United States, the Company's directors, its officers and any persons holding more than 10% of the Company's common stock must report their initial ownership to the Securities and Exchange Commission ("SEC") and subsequent reports disclosing changes in such ownership. Specific filing deadlines of these reports have been established, and the Company must disclose in this Proxy Statement any failure to file by these dates during the fiscal year ended December 31, 2003. The Company believes that all of these filing requirements have been satisfied, except for one late Form 3 report by Kenneth P. Berger and one late Form 4 report by Messrs. Berger, Loyko, O'Neil and Engen. In making this statement the Company has relied solely on written representations of its directors, its officers, and any ten percent shareholder, and copies of the reports that they filed with the SEC.

OTHER MATTERS

        The Company knows of no other matters to be submitted at the Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

ADDITIONAL INFORMATION

        A copy of the Company's Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended December 31, 2003 is available at the Securities and Exchange Commission's web site (http://www.sec.gov), and a copy of the report may also be obtained, without charge, upon written request to: Corporate Secretary, LOUD Technologies Inc., 16220 Wood-Red Road, N.E., Woodinville, Washington 98072.

                      By Order of the Board of Directors

                      James T. Engen
                       President and Chief Executive Officer

Woodinville, Washington
May 10, 2004

Appendix A

LOUD TECHNOLOGIES INC.

Code of Business Conduct and Ethics

Introduction

        The reputation and integrity of LOUD Technologies Inc., its subsidiaries and its affiliates (the "Corporation") are valuable assets that are vital to the Corporation's success. Each director and employee of the Corporation, including officers of the Corporation, is responsible for conducting the Corporation's business in a manner that demonstrates a commitment to the highest standards of integrity.

        The purposes of this Code of Business Conduct and Ethics (this "Code") are to: (i) focus directors and employees on areas of ethical risk; (ii) provide guidance to help them recognize and deal with ethical issues; (iii) provide mechanisms for them to report unethical conduct; and (iv) foster among them a culture of honesty and accountability. No code of conduct can replace the thoughtful behavior of an ethical director or employee. Accordingly, dishonest or unethical conduct or conduct that is illegal will constitute a violation of this Code, regardless of whether the Code specifically addresses such conduct.

        This Code applies to all of the Corporation's employees and directors.

1.     Implementation and Oversight of This Code

        The Corporation's Board of Directors (the "Board") is ultimately responsible for the implementation of this Code. The Board has designated the Audit Committee to administer this Code. The Audit Committee shall designate an officer with sufficient seniority and stature within the organization to be the compliance officer (the "Compliance Officer") to assist in administration of the Code with respect to employees. The Corporation will provide you with the name and contact information for the Compliance Officer promptly upon his or her designation by the Audit Committee. This Code shall be administered by the chairperson of the Audit Committee with respect to directors and executive officers.

        Questions regarding the application or interpretation of this Code are inevitable. You should feel free to direct questions to the Compliance Officer or chairperson of the Audit Committee, as applicable.

        Statements in this Code to the effect that certain actions may be taken only with the "Corporation's approval" mean that the Compliance Officer or, as appropriate, the Audit Committee must give prior written approval before the proposed action may be undertaken.

        You should read this Code in conjunction with the Corporation's other policy statements that are applicable to you.

        You will receive periodic training on the contents and importance of this Code and related policy statements and the manner in which violations must be reported and waivers must be requested. We require all directors and employees to comply with this Code. Upon an employee's receipt of this Code, and also from time to time as we deem to be necessary, we will require employees to sign an acknowledgement confirming that they have read and understood the Code and agree to comply with its provisions.

2.     Reporting Requirements and Enforcement

        If you learn of or suspect illegal, unethical or other improper conduct, including any violation of this Code, that has occurred or is likely to occur, you must immediately report the violation to the Compliance Officer, another member of the Corporation's senior management, or the chairperson of the Audit Committee, as appropriate. Directors and employees who report violations or suspected violations in good faith will not be subject to retaliation of any kind.

        The Corporation shall consistently enforce this Code through appropriate means of discipline. Reported violations will be investigated and addressed promptly and will be treated confidentially to the extent possible. The Audit Committee shall determine whether violations of this Code have occurred and, if so, shall determine the disciplinary measures to be taken against any employee or agent of the Corporation who has so violated this Code. The disciplinary measures, which may be invoked at the discretion of the Audit Committee, include, but are not limited to, counseling, oral or written reprimands, warnings, probation or suspension without pay, demotions, reductions in salary, termination of employment and restitution. Persons subject to disciplinary measures shall include, in addition to the violator, others involved in the wrongdoing such as: (i) persons who fail to use reasonable care to detect a violation; (ii) persons who if requested to divulge information withhold material information regarding a violation; and (iii) supervisors who approve or condone the violations or attempt to retaliate against employees or agents for reporting violations or violators.

3.     Waivers and Amendments

        Requests for a waiver of a provision of this Code must be submitted in writing to the Compliance Officer or the chairperson of the Audit Committee, as appropriate, a reasonable period in advance of the proposed conduct for appropriate review. The Audit Committee will grant or deny the request of an employee. The Board will grant or deny the request of a director or an executive officer (or will ratify, if appropriate, the recommendation of the Audit Committee to grant or deny such request). Any waiver and/or amendment of this Code will be promptly disclosed if and as required by law or stock exchange regulation.

4.     Compliance with Law and Regulations

        A variety of laws applies to the Corporation and its operations, and some carry criminal penalties. These laws include, but are not limited to, international, federal and state laws relating to the Corporation's business (including occupational safety laws and state laws relating to duties owed by corporate officers and directors) and status as a publicly-held corporation. Specifically, since the Corporation engages in international trade all employees must comply with U.S. foreign trade controls, laws and regulations which restrict or prohibit trade with specified countries and individuals, and also regulate the conditions under which certain goods, technology, funds, and services may be supplied to or obtained from the U.S.

        Examples of criminal violations of the law include: making false or misleading disclosures in documents filed with the Securities and Exchange Commission (the "SEC"); trading in securities while in possession of inside information; stealing, embezzling or misapplying the Corporation's funds; using threats, physical force or other unauthorized means to collect money; or making a payment for an expressed purpose on the Corporation's behalf to an individual who intends to use it for a different purpose. The Corporation must and will report all suspected criminal violations to the appropriate authorities for possible prosecution, and will investigate, address and report, as appropriate, non-criminal violations.

5.     Avoidance of Actual, Potential or Apparent Conflicts of Interest

        The Corporation requires you to conduct your outside associations and personal business, financial and other relationships in a manner that will avoid any actual, potential or apparent conflict of interest between yourself and the Corporation. The term "outside association" refers to any affiliation, association, interest or employment that you have with an entity other than with the Corporation. It is impractical to conceive of and set forth rules that cover all situations in which a conflict of interest may arise. The basic factor in all conflict of interest situations is, however, the division of loyalty, or the perception of a division of loyalty, between the Corporation's best interests and your interests. Guidelines with respect to some sensitive areas in which actual, potential or apparent conflicts of interest are likely to occur are set forth below. However, conflicts of interest may not always be clear-cut, so if you have a question, you should consult with the Compliance Officer or senior management or the chairperson of the Audit Committee, as applicable.

  Business Relationship

        You may have a conflict of interest if you, a member of your family or your business partner owns or has a substantial direct or indirect investment in an entity with which the Corporation has or is likely to have a business relationship or with which the Corporation competes. Investments in small amounts of the stocks or bonds of a large publicly-held Corporation should not, without more, give rise to any conflict of interest. The question of when an investment may become so substantial as to possibly affect or appear to affect your judgment is largely dependent on the particular circumstances and must be addressed on a case by case basis.

        A conflict of interest may also arise when you, a member of your family or your business partner holds a position as director, officer, employee or partner of, or consultant, broker, finder or intermediary with, an entity with which the Corporation has or is likely to have a business relationship or with which the Corporation competes or is likely to compete. In addition, a conflict of interest may arise if you, a member of your family or your business partner incurs significant indebtedness to an entity whose business may be affected by your actions on behalf of the Corporation.

        Any associations, interests and business relationships that you have that might cause you to act in ways that are not in the best interests of the Corporation, or that might be perceived to cause divided loyalties, will be permitted only with the Corporation's approval. In some circumstances, a relationship will only be permitted if the proposed transaction is competitive and/or fairly bargained for. Notwithstanding the foregoing, a transaction between the Corporation and any of your outside associations will be permitted if it is first reviewed, approved and reported in the manner prescribed by this Code, or otherwise established by the Audit Committee or the Compliance Officer.

  Acceptance of Gifts

        You may not, without the Corporation's approval, accept, either directly or indirectly, gifts or favors—other than those of nominal value—from persons or entities with which the Corporation has or is likely to have a business relationship. Directors and employees are encouraged to participate in social activities with those with whom the Corporation maintains business relationships, and participating in such activities will not violate this Code so long as they are reasonable and customary types of social activities in a business context.

  Outside Activities/Employment

        Any outside association, including activities with other entities, should not encroach on the time and attention you are expected to devote to your Corporation duties and responsibilities, adversely affect the quality or quantity of your work product or entail your use of any Corporation assets, including its real and personal property, or imply (without the Corporation's approval) the Corporation's sponsorship or support. In addition, under no circumstances are you permitted to compete with the Corporation or take for yourself or your family members any business opportunity that belongs to the Corporation that you discover or that is made available to you by virtue of your position with the Corporation.

  Civic/Political Activities

        The Corporation supports your participation in civic, charitable and political activities so long as such participation does not encroach on the time and attention that you are expected to devote to your Corporation duties and responsibilities. You are to conduct any such activities in a manner that does not involve the Corporation or its assets or create an appearance of Corporation involvement or endorsement.

  Resolution of Conflicts

        In all cases, actual, potential or apparent conflicts of interest must be handled in an ethical manner, meaning that they must be fully disclosed and considered prior to being resolved. The Compliance Officer or, where appropriate, the Audit Committee will handle all questions of actual, potential or apparent conflicts of interest that involve you. Actual, potential or apparent conflicts of interest may be resolved in a number of ways, including, for instance, in the case of a gift, determining that you may accept or must reject the gift, or in the case of an outside association determining that you must be restricted from certain corporate activities involving the association, or determining that the Corporation should not enter into a business relationship with the association.

6.     Full, Fair, Accurate and Timely Disclosures by the Corporation to the Public

        If you participate, directly or indirectly, in the preparation of the financial and other disclosures that the Corporation makes to the public, including in its filings with the SEC or by press releases, you must, in addition to acting honestly, ethically and with integrity and complying with this Code and all applicable laws, rules and regulations, follow these guidelines:

  •
  Endeavor to ensure full, fair, timely, accurate and understandable disclosure required to be made in the Corporation's filings with the SEC and in other public communications made by the Corporation.

  •
  Managers should, through leadership, including communication, make sure that employees of the Corporation understand the Corporation's obligations to the public and under the law with respect to its disclosures, including that results are never more important than compliance with the law.

  •
  Encourage directors and employees to raise questions and concerns regarding the Corporation's public disclosures and ensure that such questions and concerns are appropriately addressed.

  •
  Provide the Corporation's directors, employees, consultants and advisors involved in the preparation of the Corporation's disclosures to the public with information that is accurate, complete, objective, relevant, timely and understandable.

  •
  Act in good faith, responsibly, and with due care, competence and diligence, without misrepresenting material facts or allowing your independent judgment to be subordinated by others.

  •
  Employees and officers should proactively promote honest and ethical behavior among peers in their work environment. Directors should proactively promote honest and ethical behavior among their fellow directors.

  •
  Achieve proper and responsible use of and control over all of the Corporation's assets and resources employed or entrusted to you.

  •
  Record or participate in the recording of entries in the Corporation's books and records that are accurate to the best of your knowledge.

  •
  Comply with the Corporation's disclosure controls and procedures and internal controls and procedures for financial reporting.

7.     Insider Trading

        It is illegal for any employee to trade in the securities of any public company, including the Corporation's securities, while in the possession of material inside (nonpublic) information. It is also illegal for any employee to give material inside information to others, especially those who may trade on the basis of that information. Information is "material" if a reasonable investor would consider it important in making a decision to buy, sell or retain securities. Both positive and negative information may be material. In general, information that is likely to affect the market price of a security is also likely to be considered material. If there is doubt, information should be assumed to be material.

        Examples of types of information that will frequently be material include news of a pending or proposed merger, acquisition or tender offer; news of a significant sale of assets or the disposition of a subsidiary; changes in dividend policies or the declaration of a stock split or the offering of additional securities; changes in estimates of earnings; changes in management; significant new products or discoveries; impending bankruptcy or financial liquidity problems; and the gain or loss of a substantial customer.

        Financial information is particularly sensitive. For example, nonpublic information concerning the results of the Corporation's operations for even a portion of the current fiscal quarter might be material in helping to predict the Corporation's results of operations for that quarter.

        Information is "nonpublic" until it has been widely disseminated to the public market and the public has had the time and opportunity to absorb and evaluate it.

        The Corporation intends to comply with the spirit as well as the letter of the insider trading laws. This policy is designed to avoid even the appearance of improper conduct on the part of anyone employed by or associated with the Corporation, whether or not the conduct is literally in violation of the law.

  Consequences

        The consequences of violating the insider trading laws can be very serious. Individuals who trade on inside information (or tip inside information to others) are subject to, among other things, civil penalties of up to three times the profit gained or loss avoided, a substantial criminal fine and a jail term. Moreover, an employee who violates the Corporation's insider trading policy will be subject to sanctions imposed by the Corporation, which may include dismissal. A violation of the Corporation's policy is not necessarily the same as a violation of law. In fact, for the reasons indicated above, the Corporation's policy is intended to be broader than the law. The Corporation reserves the right to determine, in its own discretion and on the basis of the information available to it, whether its policy has been violated. The Corporation may determine that specific conduct violates its policy whether or not the conduct also violates the law. It is not necessary for the Corporation to await the filing or conclusion of a civil or criminal action against the alleged violator before taking disciplinary action.

  The Corporation's Policy

        It is the policy of this Corporation that any employee who has material, nonpublic information about the Corporation may not buy or sell securities of the Corporation or engage in any other action to take advantage of, or pass on to others, that information.

        It does not matter that there is an independent, justifiable reason for a purchase or sale—if the employee has material, nonpublic information, the prohibition still applies. The policy also applies to transactions by each employee's family members and other persons living in the employee's household. Employees are responsible for ensuring compliance by their families and personal households as well.

        It is also the policy of the Corporation that, if a public announcement of material, previously nonpublic information is made, employees may not engage in any transactions in the applicable securities until two (2) days after the information has been released. This policy is intended to give the investing public time to receive the information and act on it.

        Employees must not pass on to others inside information or recommend to anyone the purchase or sale of securities of the Corporation while in the possession of material nonpublic information (even if that information is not disclosed). This policy applies whether or not the employee who gives the tip derives any personal benefit from doing so.

  Enforcement Procedures

        The Corporation has implemented the following procedures to enforce its insider trading policy:

  •
  Black-out Periods. Employees (and members of their immediate families or personal households) with any access to financial results will generally not be permitted to purchase or sell securities of the Corporation during any black-out periods. Even outside of any black-out period, individuals may not trade if they are in possession of material, nonpublic information.

  •
  Pre-Clearance of Securities Trades. To assist in preventing inadvertent violations of law and Corporation policy and to avoid any appearance of impropriety, employees (and members of their immediate families or personal households) must pre-clear any trades in securities of the Corporation with the Compliance Officer or General Counsel of the Corporation.

  •
  Prohibition on Speculative Trading. Employees (and members of their immediate families and personal households) shall not engage in highly margined purchases of securities of the Corporation, and may not purchase or sell publicly traded options in Corporation securities. Further, employees (and members of their immediate families and personal households) may not make short sales of securities of the Corporation.

        The foregoing restrictions shall not be applicable for a transaction in a discretionary account or through a blind trust where decisions are made by an investment adviser, broker or trustee and where the employee (or such person's family members or other persons living in the same household) has no input into the investment decision

8.     Fair Dealing

        Each director and employee should deal fairly and in good faith with the Corporation's employees, customers, suppliers, regulators, business partners, and others. No director or employee may take unfair advantage of anyone through manipulation, misrepresentation, inappropriate threats, fraud, abuse of confidential information, or other related conduct.

9.     Delegation of Authority

        Each director and employee, and particularly each of the Corporation's officers, must exercise due care to ensure that any delegation of authority is reasonable and appropriate in scope, and includes appropriate and continuous monitoring. No authority may be delegated to employees who the Corporation has reason to believe, through the exercise of reasonable due diligence, may have a propensity to engage in illegal activities.

10.   Handling Confidential Information

        You must observe the confidentiality of information that you acquire by virtue of your position(s) at the Corporation, including information concerning customers, suppliers, competitors, and directors and employees, except where disclosure is approved by the Corporation or otherwise legally mandated.

Of special sensitivity is financial information, which should under all circumstances be considered confidential except where its disclosure is approved by the Corporation, or when it has been publicly available in a periodic or special report for at least two business days, or otherwise widely publicly disseminated. Your obligation to preserve confidential information continues even after employment ends.

11.   Protection and Proper Use of Corporate Assets

        All directors and employees should endeavor to protect the Corporation's assets and ensure their efficient use. Theft, carelessness, and waste have a direct impact on the Corporation's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. The Corporation's equipment should not be used for non-Corporate business, though incidental personal use may be permitted.

        The obligation of employees to protect the Corporation's assets includes protection of the Corporation's proprietary information. Proprietary information includes intellectual property such as trade secrets, patents, trademarks and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Corporate policy; it could also be illegal and result in civil or even criminal penalties.

LOUD TECHNOLOGIES INC. CODE OF BUSINESS CONDUCT AND ETHICS

EMPLOYEE CERTIFICATION

        I have received a copy of the Corporation's Code of Business Conduct and Ethics and have read and understand the Code. I accept that I have an obligation to report any illegal, unethical or other improper conduct, including any violation of the Code, in the manner set forth in the Code.

        I understand that my agreement to comply with the Code does not constitute a contract of employment.

Employee's Signature	Date

Employee's Name (Please Print)	Employee Location

        Please complete this form and return it to your local Human Resources Department for permanent retention in your personnel file.

Appendix B

LOUD TECHNOLOGIES INC.
AMENDED AND RESTATED AUDIT COMMITTEE CHARTER

Role

        The Audit Committee's role is to act on behalf of the Board of Directors and oversee all material aspects of the Company's reporting, control, and audit functions. The Committee assists the Board of Directors in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor's qualifications and independence, (3) the performance of the Company's internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements. The Committee has independent and sole responsibility on behalf of the Company to (1) retain and terminate the independent auditors employed by the Company, (2) approve all audit engagement fees and terms, (3) pre-approve all audit and permitted non-audit engagements of the independent auditors, and (4) establish reporting mechanisms by which Company employees may confidentially and anonymously report concerns regarding questionable accounting or auditing matters.

Membership

        The Committee shall consist solely of independent directors as defined in the listing standards of the national securities exchange or national securities association with which the Company lists its securities, and as defined in Section 10A(m)(3) of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission"). At least one member of the Committee shall be a financial expert as defined by the Commission.

        Committee appointments shall be approved by the full Board upon recommendation or nomination.

Operating Principles

        The Committee shall fulfill its responsibilities within the context of the following overriding principles:

  •
  Communications—The chairperson and others on the Committee shall, to the extent appropriate, have contact throughout the year with senior management, other committee chairpersons, and other key committee advisors, external and internal auditors, etc., as applicable, to strengthen the Committee's knowledge of relevant current and prospective business issues.

  •
  Committee Education—The Committee, with management, shall develop and participate in a process for review of important financial and operating topics that may present potential significant risk to the Company. Additionally, individual Committee members are encouraged to participate in relevant and appropriate self-study education to assure understanding of the business and environment in which the Company operates.

  •
  Meeting Agenda—Committee meeting agendas shall be the responsibility of the Committee chairperson, with input from Committee members. It is expected that the chairperson will also ask that management and key Committee advisors participate in identifying issues and matters appropriate for the Committee's agenda.

  •
  Committee Expectations and Information Needs—The Committee shall communicate Committee expectations and the nature, timing, and extent of Committee information needs to management, internal audit, and external parties, including external auditors. Written materials, including key performance indicators and measures related to key business and financial risks, shall be received from management, auditors, and others at least one week in advance of meeting dates, if practicable. Committee meetings will be conducted with the assumption that Committee members have reviewed written materials in sufficient depth to participate meaningfully in Committee dialogue.

  •
  External Resources—The Committee shall be authorized to access internal and external resources, as the Committee requires, to carry out its responsibilities. The Committee shall have access to its own counsel and other advisors at the Committee's sole discretion. The Company shall provide appropriate funding, as determined by the Committee, for payment of all costs and expenses associated with any counsel or advisor employed by the Committee.

  •
  Committee Meeting Attendees—The Committee shall request members of management, counsel, internal audit, and external auditors, as applicable, to participate in Committee meetings by phone or in person, as necessary, to carry out the Committee responsibilities. Periodically and at least quarterly, the Committee shall meet in private session. It shall be understood that either internal or external auditors, or counsel, may, at any time, request a meeting with the Committee or Committee chairperson with or without management attendance. In any case, the Committee shall meet in executive session separately with internal and external auditors, at least annually.

  •
  Reporting to the Board of Directors—The Committee, through the Committee chairperson, shall report periodically, as deemed necessary but at least semi-annually, to the full Board. In addition, summarized minutes from Committee meetings shall be available to each Board member at least one week prior to the subsequent Board of directors meeting, if practicable.

  •
  Committee Self Assessment—The Committee shall review, discuss, and assess its own performance as well as the Committee role and responsibilities, seeking input from senior management, the full Board, and others. Changes in role and/or responsibilities of the Committee, if any, shall be recommended to the full Board for approval.

Meeting Frequency

        The Committee shall meet at least quarterly. The Committee shall meet periodically, but at least annually, with management, the internal auditors and the independent auditor in separate executive sessions. The Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. Additional meetings shall be scheduled as considered necessary by the Committee or chairperson.

Reports to Shareholders

        The Committee shall prepare the report required by the rules of the Commission to be included in the Company's annual report or proxy statement. The Committee Charter shall be included as an exhibit to the Company's annual report or proxy statement at least once every three years, when significant amendments are made to it, or as required by the rules and regulations of the Commission.

Committee's Relationship with External and Internal Auditors

        The external auditors, in their capacity as independent public accountants, shall be responsible to the Board of Directors and the Committee. In executing the oversight role delegated by the Board of Directors, the Committee should review the work of the external auditors. As the external auditors review the Company's financial reports, they will report directly to the Committee.

        The Committee shall be directly responsible for the compensation and oversight of the work of the external auditor (including resolution of disagreements between management and the external auditor regarding financial reporting) for the purpose of preparing or issuing an audit report, performing other audit, review or attest services, or related work. The Committee shall have the sole power to hire and dismiss the external auditor employed to audit the financial statements of the Company and its subsidiaries, as well as approve all fees and engagement terms. The external auditor shall report directly to the Committee.

        The Committee shall pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its external auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Committee prior to completion of the audit.

        The Committee shall annually review the performance (effectiveness, objectivity, and independence) of the external and internal auditors. The Committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board or other appropriate regulatory authority. Additionally, the Committee shall discuss with the internal or external auditor relationships or services that may affect auditor objectivity or independence. If the Committee is not satisfied with the auditors' assurances of independence, it shall recommend to the full Board appropriate action to ensure the independence of the external auditor.

        The internal auditors shall be responsible to the Board of Directors through the Committee.

        If either the internal or the external auditors identify significant issues relative to the overall Board responsibility that have been communicated to management but, in their judgment, have not been adequately addressed, they should communicate these issues to the Committee chairperson.

Primary Committee Responsibilities

        The Committee should review and assess with respect to:

1)    Annual Reports and Other Major Regulatory Filings

  •
  The annual audited financial statements, including disclosures made in management's discussion and analysis, and whether the Committee should recommend to the Board of Directors that the audited financial statements be included in the Company's Form 10-K.

  •
  The Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditor's review of the quarterly financial statements.

2)    Internal Controls and Procedures and Regulatory Compliance

  •
  The Company's system of internal controls and procedures for detecting accounting and reporting financial errors, fraud, legal violations, and noncompliance with the Company policies and procedures.

  •
  The establishment of procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, and the establishment of procedures for the receipt, retention and treatment of complaints received by the issuer regarding accounting, internal accounting controls or auditing matters.

  •
  The disclosures made to the Committee by the Company's CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls or procedures, or material weaknesses therein, and any fraud involving management or other employees who have a significant role in the Company's internal controls or procedures.

3)    Internal Audit Responsibilities

  •
  The Company's audit procedures and the process used to implement the procedures.

  •
  Status of audit activities, significant findings, recommendations, and management's response.

4)    Regulatory Examinations

  •
  SEC inquiries and the results of examinations by other regulatory authorities in terms of important findings, recommendations, and management's response.

5)    External Audit Responsibilities

  •
  Auditor independence and the overall scope and focus of the annual/interim audit, including the scope and level of involvement with unaudited quarterly or other interim-period information.

6)    Financial Reporting and Controls

  •
  Key financial statement issues and risks, their impact or potential effect on reported financial information, the processes used by management to address such matters, related auditor views, and the basis for audit conclusions.

  •
  Important conclusions on interim and/or year-end audit work in advance of the public release of financials.

  •
  The matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information, and any significant disagreements with management.

  •
  Independent auditor assurance that Section 10A(b) of the Exchange Act has not been implicated.

7)    Auditor Recommendations

  •
  Important internal and external auditor recommendations on financial reporting, controls, other matters, and management's response.

  •
  The views of management and auditors on the overall quality of annual and interim financial reporting.

8)    Auditor Independence

  •
  The qualifications, performance and independence of the independent auditor, including considering whether the auditor's quality controls are adequate and the provision of permitted non-audit services is compatible with maintaining the auditor's independence, and taking into account the opinions of management and internal auditors.

  •
  The rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law.

9)    Internal Complaint/Report Process

  •
  The procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

        In addition, the Committee should review, assess, and approve:

  •
  The Audit Committee charter.

  •
  Changes in important accounting principles and the application thereof in both interim and annual financial reports.

  •
  Conflicts of interest and related-party transactions.

  •
  Internal auditor performance and changes in internal audit leadership and/or key financial management.

PROXY

LOUD TECHNOLOGIES INC.
16220 Wood-Red Road, N.E.
Woodinville, Washington 98072

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS, MAY 21, 2004

        The undersigned hereby appoints James T. Engen and Marc J. Leder, or each of them, as proxies, each with power of substitution, to vote for and on behalf of the undersigned at the Annual Meeting of Shareholders of the Company to be held on May 21, 2004, and at any adjournment thereof, upon matters properly coming before the Meeting, as set forth in the related Notice of Annual Meeting and Proxy Statement, both of which have been received by the undersigned. Without otherwise limiting the general authorization given hereby, said proxies are instructed to vote as follows:

(Continued, and to be marked, dated and signed, on the other side)

Address Change/Comments (Mark the corresponding box on the reverse side)

/\ FOLD AND DETACH HERE /\

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL 1.	Mark here for Address Change or Comments	☐
PLEASE SEE REVERSE SIDE
		FOR	WITHHELD FOR ALL
ITEM 1.	Election of the following nominees for Directors:	☐	☐	ITEM 2—	In their discretion, upon such other business as may properly come before the meeting and at any adjournment thereof.
Nominees: 01 C. Daryl Hollis 02 George R. Rea 03 Clarence E. Terry 04 T. Scott King				This proxy when properly executed will be voted in the manner directed herein by the undersigned holder. If no direction is made, this proxy will be voted for Proposal 1.

Withheld for nominees listed below: (Write that nominee's name in the space provided below.) ____________________________				Consenting to receive all future annual meeting materials and shareholder communications electronically is simple and fast! Enroll today at www.melloninvestor.com/ISD for secure online access to your proxy materials, statements, tax documents and other important shareholder correspondence.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.
Signature	Signature	Date
NOTE: PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE- PREPAID ENVELOPE.

/\ FOLD AND DETACH HERE /\

QuickLinks

INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL NO. 1 ELECTION OF DIRECTORS
DIRECTORS, NOMINEES, EXECUTIVE OFFICERS AND KEY EMPLOYEES
ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS
EXECUTIVE COMPENSATION
COMPENSATION AND OPTIONS COMMITTEE REPORT ON EXECUTIVE COMPENSATION
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
AUDIT COMMITTEE REPORT ON AUDITOR INDEPENDENCE
INDEPENDENT PUBLIC ACCOUNTANTS
BENEFICIAL OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS AND MANAGEMENT
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
OPTION GRANTS IN LAST FISCAL YEAR
CERTAIN TRANSACTIONS
STOCK PERFORMANCE GRAPH
COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934
OTHER MATTERS
ADDITIONAL INFORMATION
LOUD TECHNOLOGIES INC. Code of Business Conduct and Ethics
LOUD TECHNOLOGIES INC. CODE OF BUSINESS CONDUCT AND ETHICS EMPLOYEE CERTIFICATION
LOUD TECHNOLOGIES INC. AMENDED AND RESTATED AUDIT COMMITTEE CHARTER
Role
Membership
Operating Principles
Meeting Frequency
Reports to Shareholders
Committee's Relationship with External and Internal Auditors
Primary Committee Responsibilities